                                                         Exhibit 10.32

                                      SCHEDULE A

Schedule forming part of a Lease between The Fifth Third Bank of Western Ohio, Lessor, and Whiteford Foods Venture, L.P., Lessee, dated April 10, 1995.

A.  EQUIPMENT LEASED:

    1 - Metal Detector S/N 89330 15313 4849
    1 - Panasonic DBS 96 Phone System
    1 - Formax 26 Machine S/N  24C---58


                          EQUIPMENT COST:  $157,815.33 + tax

B. TERM: Unless sooner terminated as set forth in the Lease, the term of the Lease respecting each item of equipment listed on this Schedule shall commence on October 8, 1996 and shall expire on September 8, 2001.

C. RENT: As rent for the equipment, Lessee shall pay Lessor the total rentals payable of $171,586.20 except as otherwise provided in the Lease or in this Schedule. Rent shall be payable in 60 installments as follows: 60 rentals in the amount of $2,859.77 per month plus sales/use tax, if applicable, with first payment commencing on October 8, 1996 and the final rental due and payable on or before the expiration or sooner termination of this Lease.

D. LOCATION: The above described equipment shall be located at 770 North Center Street, Versailles, Ohio 45380.

E. DEPRECIABLE LIFE: The Lessor has assumed a depreciable life of five (5) years in computing the rents listed above.

F. SPECIAL TERMS AND CONDITIONS: Addendum I, Addendum II and Equipment Lease Rider Return Provisions.


WHITEFORD FOODS VENTURE, L.P.     THE FIFTH THIRD BANK OF WESTERN OHIO
Lessee                            Lessor


By: /s/ A. Greenaway              By: /s/ Ronald T. Senci
   ----------------------------      ------------------------------
Title:  President                 Title:  Senior Vice President

Date:  October 8, 1996

                                      ADDENDUM I

THIS ADDENDUM is intended to be attached to and the terms hereof are incorporated into that certain Lease Agreement dated April 10, 1995, and Schedule A thereto, dated October 8, 1996 (the "Schedule"), between Whiteford Foods Venture, L.P. ("Lessee") and The Fifth Third Bank of Western Ohio ("Lessor").

END OF BASIC TERM OPTIONS: At the end of the initial term of the Schedule (the "Basic Term Expiration Date"), so long as no Event of Default has occurred and the Lease has not been earlier terminated, Lessee shall exercise one of the following options:

  (a) Extension Option. Lessee may extend the term of the Lease beyond the Basic Term Expiration Date with respect to all, but not less than all, of the Equipment covered by this Addendum for eight months ("Secondary Term") and Lessee shall pay rent of $2,988.77 per month of the Secondary Term ("Secondary Term Rent") in the same manner as the initial term.

  (b) Purchase Option. Upon receipt of written notice to Lessor at least ninety (90) but no more than one hundred eighty (180) days prior to the Basic Term Expiration Date, Lessee may purchase all, but not less than all, of the Equipment covered by the Schedule on an "AS IS WHERE IS BASIS" for a purchase price (the "Purchase Price") to be paid to Lessor in an amount equal to the greater of (i) fifteen percent (15%) of the Invoice Cost (plus all applicable taxes) or (ii) the then Fair Market Value of the Equipment (plus all applicable taxes). On the Basic Term Expiration Date, Lessor shall receive in cash the full Purchase Price (plus all applicable taxes) together with any Rent or other sums then due under the Lease on such date. Lessee shall be deemed to have waived this option if it fails to timely provide Lessor with the required written notice of its election to exercise the same within fifteen (15) days after Fair Market Value is determined (by agreement or appraisal). If Lessee does not elect to purchase the Equipment then it shall be deemed to elect to extend the Extension Option.

END OF SECONDARY TERM OPTIONS: At the end of the Secondary Term, so long as no Event of Default has occurred, Lessee shall exercise one of the following options:

  (a) So long as no Event of Default has occurred and the Lease has not been earlier terminated, Lessee may, at the expiration of the Secondary Term, provided written notice has been given to Lessor at least ninety (90) days but not more than one hundred eighty (180) days prior to the end of the Secondary Term, purchase all, but not less than all, of the Equipment in this Schedule on an "AS IS WHERE IS BASIS" for a purchase price (the "Purchase Price") to be paid in cash in an amount equal to the then Fair Market Value (plus all applicable taxes); or

  (b) Lessee may return the Equipment in accordance with Section of the Lease entitled "Return of Equipment"; or

  (c) Lessee may renew the Lease at a term and rate to be negotiated by the parties based on the Fair Market Value of the Equipment.

Notwithstanding any election of Lessee to purchase, the provisions of this Lease shall continue in full force and until the passage of ownership of the Equipment upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor's acts, all of Lessor's rights, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.

WHITEFORD FOODS VENTURE, L.P.     THE FIFTH THIRD BANK OF WESTERN OHIO
Lessee                            Lessor

By: /s/ A. Greenaway              By: /s/ Ronald T. Senci
   --------------------------        --------------------------------
Title:  President                 Title:  Senior Vice President

Date:  10/9/96

                                     ADDENDUM II
                         TO SCHEDULE A DATED October 8, 1996
               BETWEEN THE FIFTH THIRD BANK OF WESTERN OHIO, LESSOR and
                         Whiteford Foods Venture, L.P., LESSEE


For good and valuable consideration, the parties hereto agree to modify and amend the above referenced Master Lease Agreement as follows:

The Lessee shall have the option to choose the final appraiser for equipment evaluation at Lease expiration.

WHITEFORD FOODS VENTURE, L.P.     THE FIFTH THIRD BANK OF WESTERN OHIO
Lessee                            Lessor

By: /s/ A. Greenaway              By: /s/ Ronald T. Senci
   ------------------------          ------------------------------
Title:  President                 Title:  Senior Vice President

                                EQUIPMENT LEASE RIDER
                                  RETURN PROVISIONS

This Equipment Lease Rider shall be attached to and the provisions herein shall be incorporated into the terms and provisions of the Equipment Lease dated April 10, 1995, between The Fifth Third Bank of Western Ohio and WHITEFORD FOODS VENTURE, L.P. and shall be specifically applicable to Equipment described on Schedule A attached thereto.

    Lessee and Lessor hereby agree as follows:

    1. MAINTENANCE. During the term of the Lease, the Equipment must be operated in accordance with the manufacturer's specifications and in a manner which would not limit any manufacturer's warranty thereon. All components, fuels and fluids installed on or used in connection with the Equipment must meet the manufacturer's minimum standards.

    2.   NOTIFICATION OF RETURN.

         (a) At the expiration of the term of the Lease or any renewal term thereof, or earlier termination thereof, Lessee shall return all, but not less than all, of the Equipment.

         (b) Lessee shall provide Lessor with at least 180 days prior written notice of its intent to return the Equipment ("Notice of Return").

         (c) Such Notice of Return will contain a detailed inventory of the Equipment and all components thereof, including a listing of model and serial number of all components comprising the Equipment.

    3. INSPECTION. At any time after receipt of the Notice of Return, Lessor shall have the right during normal business hours to inspect the Equipment. Lessee shall cooperate with Lessor in scheduling such inspection and in making the Equipment available for inspection by Lessor or its agents.

    4. LOCATION. On or before the expiration date of the Lease, or any renewal term thereof, Lessee shall return the Equipment, at Lessee's cost and expense, to any location designated by Lessor.

    5. RECORDS. Upon delivery of each item of Equipment, Lessee shall deliver to Lessor all maintenance records and all other similar documents pertaining to the Equipment.

    6. TRANSPORTATION. The Equipment will be transported in accordance with the manufacturer's recommendations and applicable government laws, rules and regulations.

    7. PACKING. The Equipment shall be deinstalled and packed by or under the supervision of the manufacturer or such other person(s) designated by Lessor, all in accordance with the manufacturer's recommendations.

    8. REPORT. At least sixty (60) days prior to the scheduled date of return and redelivery, Lessee shall, at its own cost and expense, provide Lessor with the report of a certified dealer or manufacturer of the Equipment, or such other qualified party reasonably acceptable to Lessor, stating that such person has performed an inspection and testing of the Equipment and that such Equipment is in the condition required by the Lease.

    9. CONDITION OF THE EQUIPMENT. Upon delivery of each item of Equipment, the Equipment shall be:

         (a) cleaned and treated with respect to rust, corrosion and appearance in accordance with manufacturer's recommendations and consistent with the best practices of dealers in used Equipment similar to the Equipment and shall be free of all advertising and insignia placed thereon by Lessee;

         (b) mechanically and structurally sound, capable of performing the functions for which it was originally designed and able to operate, lift, transport or otherwise move in all directions as designed with no loss of power and no excessive emission of exhaust at ignition or starting of the machinery.

         (c) accompanied by a detailed inventory of the Equipment (including the model and serial number of each major component thereof), including, without limitation, all internal circuit boards and software features;

    (d) complete with a current set of all manuals, blue prints, process flow diagrams, Equipment configuration diagrams, maintenance records and other data reasonably requested by Lessor concerning the configuration and operation of the Equipment.

    (e) accompanied by a certification of the manufacturer or of a maintenance provider acceptable to Lessor that the Equipment (a) has been tested and is operational in accordance with manufacturer's specifications (together with a report detailing the condition of the Equipment, the results of such test(s) and inspection(s) and (b) that the Equipment qualifies for the manufacture's used Equipment maintenance program, if applicable.

Lessor and Lessee have executed this Rider to Lease on the 8th day of October, 1996.

LESSEE:  WHITEFORD FOODS VENTURE, L.P.     LESSOR:  THE FIFTH THIRD BANK
                                                    OF WESTERN OHIO

By: /s/ A. Greenaway                        By: /s/ Ronald T. Senci
   ---------------------------                 ------------------------
Its:  President                             Its:  Senior Vice President

                                     BILL OF SALE

In consideration of the sum of one hundred and fifty-seven thousand, eight hundred and fifteen dollars and thirty-three cents ($157,815.33), Whiteford Foods Venture, L.P., Lessee, has bargained and sold, and by these presents does hereby grant and convey unto The Fifth Third Bank of Western Ohio, its successors and assigns, the personal property described as follows:

              1 - Metal Detector S/N 89330 15313 4849
              1 - Panasonic DBS 96 Phone System
              1 - Formax 26 Machine S/N  24C---58

                             EQUIPMENT COST:  $157,815.33


To have and to hold the same forever. Whiteford Foods Venture, L.P. covenants and agrees to warrant and defend the sale of the personal property hereby sold against all and every person and persons whomsoever.

WITNESS:                               WHITEFORD FOODS VENTURE, L.P.
                                       Lessee

/s/ David L. Penfield               By: /s/ A. Greenaway
------------------------               -------------------------
                                       Title:  President

                              CERTIFICATE OF ACCEPTANCE

The undersigned being duly authorized by Whiteford Foods Venture, L.P., located at 770 North Center Street, Versailles, Ohio 45380 (hereinafter referred to as "Lessee"), does hereby state that he has inspected the Equipment delivered pursuant to a certain Equipment Lease between Lessee and The Fifth Third Bank of Western Ohio, 123 Market Street, Piqua, Ohio 45356 (hereinafter referred to as "Lessor"), dated April 10, 1995, and Schedule A thereto dated October 8, 1996, and that the Equipment specified in the Equipment Lease has been delivered and installed and is in good working order and complies with the specifications of the Purchase Order.

Nothing herein shall affect the rights which Lessor or Lessee may have against the seller of said Equipment arising out of the sale, delivery, installation, or use thereof.

This Certificate of Acceptance covers the following items of Equipment:

              1 - Metal Detector S/N 89330 15313 4849
              1 - Panasonic DBS 96 Phone System
              1 - Formax 26 Machine S/N  24C --- 58


WHITEFORD FOODS VENTURE, L.P.
Lessee

By: /s/ A. Greenaway
-------------------------

Title:  President

Date:  10/7/96